Exhibit 99.1

Proterra Announces Leadership Succession Plan

Gareth Joyce to Succeed Jack Allen as Chief Executive Officer, effective January 1, 2022;
Jack Allen to Transition to Non-Executive Chairman of the Board

Karina Franco Padilla Appointed Chief Financial Officer

ML Krakauer Appointed to the Proterra Board; Ryan Popple to Step Down as Director

BURLINGAME, Calif., Dec. 9, 2021 – Proterra Inc (Nasdaq: PTRA) (“Proterra” or the “Company”), a leading innovator in commercial vehicle electrification technology, today announced that Gareth Joyce, who currently serves as President of Proterra, will succeed Jack Allen as Chief Executive Officer and join the Company’s Board of Directors, effective January 1, 2022. Mr. Allen will retire as CEO and continue to serve on the Company’s Board as Non-Executive Chairman at that time.

Mr. Allen said, “It has been a privilege to serve as CEO of Proterra, and I could not be more proud of how we have come together to redefine the commercial vehicle industry. Since I joined the Company’s Board in 2017, we’ve grown tremendously, expanding our technology, scaling our operations and delivering more EV solutions to customers every year. With our public listing now behind us and the Company bigger and stronger than ever, now is the right time for me to retire and transition and focus on serving on the Board. Gareth is the right person to lead Proterra forward into its next phase. He has extensive experience building and running high performance organizations and an intimate understanding of Proterra’s business. Our Board is confident he will lead the execution of our growth strategies and advance our goal of realizing a future of clean, quiet transportation for all.”

Mr. Joyce commented, “I am excited to lead this great organization and build on the momentum we have created. I know first-hand how our technology and the purpose-driven nature of our company have set Proterra apart from our peers and positioned us for long-term success. Thanks to Jack’s leadership, Proterra has a strong foundation in place. As the race towards a zero-emission future continues, I am confident we will continue playing a central role in electrifying the commercial vehicle sector for years to come. As CEO, I will be committed to working with our incredibly talented team to provide customers with best-in-class electric buses and technology, growing our share of the EV market and creating long-term value for shareholders.”

Jeannine Sargent, Chair of the Board’s Nominating and ESG Committee, said, “Today’s announcement reflects the Board’s thoughtful approach to succession planning and talent development. During his time with Proterra, Gareth has proven himself as a leader, strong operator and customer-oriented innovator. The Board believes Gareth is uniquely positioned to drive Proterra forward and generate sustainable value for our shareholders, customers and other stakeholders.”

Ms. Sargent continued, “On behalf of the entire Board, I would like to thank Jack for his invaluable contributions as CEO. With Jack’s guidance, Proterra has emerged as a leader in the electric vehicle technology revolution with scaled operations, sound business fundamentals and a strong financial profile. We look forward to continuing to benefit from Jack’s expertise as Non-Executive Chairman, and appreciate his ongoing dedication to the Company.”

New Chief Financial Officer

Also today, Proterra announced that Karina Franco Padilla has been appointed Chief Financial Officer, effective January 1, 2022. Ms. Padilla brings more than 25 years of experience overseeing corporate and business unit finances.

“We are pleased to welcome Karina as Proterra’s next Chief Financial Officer,” said Mr. Allen. “During her impressive career, Karina has earned her reputation as a well-rounded financial executive with a strong track record of leadership and a comprehensive understanding of how technology and industrial manufacturing companies operate. With Karina’s support, Proterra is poised to continue executing on its business and financial strategy and deliver strong returns for shareholders.”

Ms. Padilla said, “I am honored to join Proterra during an important phase of growth and innovation for the Company. Proterra is an industry leader with a strong balance sheet, robust capital position and compelling trajectory of growth. I am excited to work with Gareth and the entire management team to build on the initiatives underway, including driving profitable growth and achieving our financial targets, so we can create sustained value for shareholders.”

Changes to the Proterra Board

Additionally, Proterra announced today that, in conjunction with Mr. Joyce’s appointment, Ryan Popple will step down as a director on the Company’s Board. ML Krakauer, a proven technology executive, has been appointed to the Board and will join the Compensation Committee. These changes will become effective on January 1, 2022.

Ms. Sargent said, “The Board would like to thank Ryan for his vision, leadership and service to Proterra. Since helping found our company, Ryan has supported our efforts to grow our customer base, advance our battery technology and shape Proterra into the commercial EV leader that we are today. With Jack transitioning to Non-Executive Chairman and Gareth becoming a director, Ryan and the Board agree that both his stepping down and ML’s appointment will enable Proterra to maintain the highest standards of corporate governance and increase our number of independent directors. ML is a high caliber leader, and the Board agrees that her track record of driving innovation at leading technology companies will be incredibly valuable as Proterra advances its mission of delivering the world's best-performing commercial vehicles.”

Mr. Popple said, “When I joined Proterra in 2014 as CEO, we believed that public transit would be the first commercial vehicle segment to electrify and that the transit market would be a catalyst for transportation electrification. Today, we have transformed that vision into a public company with three business platforms that serve over 130 customers and have helped save carbon emissions over 20 million service miles. With Jack and Gareth on the Board, I am confident that Proterra is in good hands, and that now is a good time for me to step away and ensure that our governance aligns with best-in-class practices. As Proterra continues to grow and capitalize on the opportunities ahead, I look forward to following the Company’s success.”

Ms. Krakauer noted, “It’s a pleasure to join the Proterra Board during an exciting time in the electric vehicle sector. Proterra's relentless commitment to developing safer, more reliable and cleaner options for commercial vehicles positions them well to continue playing a leading role in a future of zero emissions. As I come aboard, I look forward to leveraging my experience driving growth-oriented innovation across organizations in highly complex technology service environments to help position the Company for the future.”

About Gareth Joyce
Mr. Joyce has been with Proterra since 2020, most recently serving as President of Proterra. Prior to joining the Company, Mr. Joyce served as Chief Sustainability Officer for Delta Air Lines, overseeing Delta’s $1 billion commitment toward becoming carbon neutral and leading the airline’s Global Sustainability team. Mr. Joyce has also held a variety of senior leadership positions with Mercedes-Benz throughout South Africa, Europe, and North America – his last role being Chief Executive Officer of Mercedes-Benz Canada. Prior to his time at Mercedes-Benz, Mr. Joyce held positions with IQ Business Group, Standard Bank South Africa, Blick PLC, Austen Security, and Deloitte & Touche.

Mr. Joyce currently serves on the board of Compass Materials, a leading global provider of essential minerals.

Mr. Joyce holds a Bachelor of Science in Engineering from the University of Witwatersrand and a Master of Commerce in Business Management from the University of Johannesburg.

About Karina Franco Padilla
Ms. Padilla most recently served as Senior Vice President of Finance, North America Chief Financial Officer at JELD-WEN. At JELD-WEN, Ms. Padilla also served as Senior Vice President of Finance, Corporate Planning & Analysis and Investor Relations. Prior to joining JELD-WEN, Ms. Padilla also held leadership positions at Ingersoll Rand, including as Interim Chief Financial Officer of the Latin America business unit and Vice President of Finance, Corporate Planning & Analysis. Ms. Padilla also held a variety of leadership roles at Dell Technologies, including as Director of Investor Relations and an international assignment in Mexico City as Chief Financial Officer of Dell Mexico with teams across Mexico and Central America.

Ms. Padilla holds a Bachelor of Business Administration Accounting from the University of Texas at Austin and Master of Business Administration from St. Mary’s University. She is a certified public accountant.

About ML Krakauer
Ms. Krakauer formerly served as the Executive Vice President, Chief Information Officer of Dell Corporation, where she was responsible for global IT. Previously, she served as the Executive Vice President, Chief Information Officer of EMC Corporation. Prior to that she served as Executive Vice President, Business Development, Global Enterprise Services and Executive Vice President, Global Human Resources for EMC Corporation, where she was responsible for developing and executing a talent strategy in support of the business strategy, including executive and employee recruitment and development, compensation and benefits, acquisition integration and succession planning. In her earlier career, Ms. Krakauer led large businesses as Chief Operating Officer, Technology Services & Solutions and Managed Services at EMC Corporation, and Vice President/General Manager of multiple services businesses at Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation.

Ms. Krakauer currently serves as a director of Xilinx Inc., an adaptive and intelligent computing company, DXC Technology Co., an IT services company, and Mercury Systems, a technology company serving the aerospace and defense industry.

Ms. Krakauer holds a Bachelor of Science in Engineering from Princeton University and a Master of Business Administration from Harvard Business School.

About Proterra
Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit www.proterra.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements related to the future of the electric vehicle sector. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Proterra’s prospectus dated July 9, 2021 filed with the SEC on July 9, 2021, and Proterra’s annual and quarterly reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

Investor Contact
Proterra Investor Relations
IR@proterra.com

Media Contact
Proterra Corporate Communications
PR@proterra.com